Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated November 23, 2015 relating to the financial statements and financial statement schedule, which appear in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2015. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 2, 2016